50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY FOR IMMEDIATE RELEASE News Release Mercury Systems Completes Previously Announced Acquisition of Themis Computer ANDOVER, Mass. − Feb. 1, 2018 −Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com) today announced the completion of its previously reported acquisition of Themis Computer (Themis). Pursuant to the terms of the merger agreement applicable to the acquisition, Mercury acquired Themis for an all cash purchase price of $180 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury’s existing revolving credit facility. “We’re pleased that this transaction was completed; the next step is executing a seamless integration,” said Mark Aslett, President and CEO of Mercury. “The acquisition is consistent with our strategy and will expand our position in the growing Command, Control, Communications, Computers and Intelligence (C4I) market while providing important new capabilities for our customers. We welcome the Themis team to the Mercury family.” For more information, visit www.mrcy.com/acquisition or contact Mercury at (866) 627-6951 or info@mrcy.com. Mercury Systems – Innovation That Matters™ Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com. Forward-Looking Safe Harbor Statement This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk

Mercury Systems Completes Previously Announced Acquisition of Themis Computer Page 2 50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2017. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made. # # # Contact: Gerry Haines, CFO Mercury Systems, Inc. +1 978-967-1990 Mercury Systems and Innovation That Matters are trademarks of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.